                                                                    Exhibit 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-4




Section 7.3 Indenture                                                          Distribution Date:                        5/17/2004
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(i)    Amount of the distribution allocable to principal of the
            Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on
            the Notes per $1,000 of the initial principal balance
            of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on
            the Notes
            Class A Note Interest Requirement                     1,288,000.00
            Class B Note Interest Requirement                       131,600.00
            Class C Note Interest Requirement                       232,800.00
                      Total                                       1,652,400.00

       Amount of the distribution allocable to the interest on
            the Notes per $1,000 of the initial principal balance
            of the Notes
            Class A Note Interest Requirement                          1.02222
            Class B Note Interest Requirement                          1.25333
            Class C Note Interest Requirement                          1.72444

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                       1,260,000,000
            Class B Note Principal Balance                         105,000,000
            Class C Note Principal Balance                         135,000,000

(iv)   Amount on deposit in Owner Trust Spread Account           15,000,000.00

(v)    Required Owner Trust Spread Account Amount                15,000,000.00



                                                              By:
                                                                               --------------------

                                                              Name:            Patricia M. Garvey
                                                              Title:           Vice President


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